                                                                  EXECUTION COPY


                              ANVIL KNITWEAR, INC.

                                  $130,000,000

                          10-7/8% Senior Notes due 2007

                               PURCHASE AGREEMENT

                                                                  March 11, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
WASSERSTEIN PERELLA SECURITIES, INC.
NATIONSBANC CAPITAL MARKETS, INC.
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    277 Park Avenue
    New York, New York  10172

Ladies and Gentlemen:

            Each of Anvil Knitwear, Inc., a Delaware corporation ("Anvil") and Anvil Holdings, Inc., a Delaware corporation ("Holdings") (but for Holdings, only wi h respect to Section 4, 5 and 6 herein) agrees with you as follows:

            1. The Note Offering and Related Transactions. Anvil proposes to offer and sell (the "Offering") to Donaldson, Lufkin & Jenrette Securities Corporation, Wasserstein Perella Securities, Inc. and NationsBanc Capital Markets, Inc. (each an "Initial Purchaser" and collectively, the "Initial Purchasers"), in the respective amounts set forth on Schedule I hereto, $130,000,000 aggregate principal amount of its 10-7/8% Senior Notes due 2007 (the "Series A Senior Notes"). The Series A Senior Notes and the Series B Senior Notes (as defined herein) (collectively, the "Senior Notes") will be guaranteed by Holdings (the "Holdings Guarantees") and by Cottontops, Inc. (the "Cottontops Guarantees" and, together with the Holdings Guarantee, the "Note Guarantees") and by any other Subsidiary Guarantors. The Senior Notes are to be issued pursuant to the provisions of an Indenture to be dated as of March 14, 1997 (the "Senior Indenture"), among Anvil, Holdings, Cottontops, Inc. ("Cottontops"), the other Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as Trustee (the "Trustee").

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Senior Indenture unless otherwise indicated.

            Concurrently with the Offering, Holdings proposes to offer and sell 30,000 Units (the "Units"), consisting of $30,000,000 aggregate liquidation preference of 13% Senior Exchangeable Preferred Stock due 2009 (the "Senior Preferred Stock") of Holdings and 390,000 shares of Class B Common Stock (the "Class B Common") of Holdings, (the "Units Offering" and, together with the Offering, the "Offerings"). The Senior Preferred Stock will be issued pursuant to the terms of the certificate of designations therefor (the "Certificate of Designation") and will be exchangeable pursuant to the terms thereof into 13% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures") of Holdings. Any Exchange Debentures may be issued pursuant to the provisions of an Indenture to be dated as of March 14, 1997 (the "Exchange Debenture Indenture"), between Holdings and United States Trust Company of New York, as Trustee.

            Concurrently with the Offerings, Anvil and Holdings intend to enter into a $50.0 million amended and restated credit agreement among Anvil, Holdings, as guarantor, the subsidiary guarantors named therein and NationsBank, N.A., as agent, to be dated as of March 14, 1997 (the "New Credit Agreement") and to make an initial borrowing thereunder in the amount of $32.7 million. Borrowings under the New Credit Agreement will be guaranteed by Holdings (such guarantee, together with the Holdings Guarantees, being hereafter referred to herein as the "Guarantees"). The proceeds from the Offerings, together with borrowings under the New Credit Agreement and the Equity Contribution (as defined in the Offering Memorandum), will be used to: (i) repay all outstanding borrowings under the Old Credit Agreement (as defined in the Offering Memorandum); (ii) repay the Subordinated Note (as defined in the Offering Memorandum); (iii) redeem substantially all of the outstanding shares of the Old Preferred Stock (as defined in the Offering Memorandum) and pay all accrued dividends thereon; (iv) repurchase all of Holdings' Common Stock (other than the Retained Shares) (each 4as defined in the Offering Memorandum); (v) make payments to Anvil's senior management team pursuant to Holdings' Phantom Equity Plan (as defined in the Offering Memorandum); (vi) pay the Management Bonus (as defined in the Offering Memorandum) and (vii) pay the fees and expenses of the Recapitalization (as defined in the Offering Memorandum).

            The Series A Senior Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). Anvil has prepared a preliminary offering memorandum, dated February 25, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated March 11, 1997 (the "Offering Memorandum"), relating to Holdings, Anvil and the Senior Notes.

            Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Senior Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH

            REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ANVIL THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
            (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ANVIL SO REQUESTS), (b) TO ANVIL, (c) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, AND (2) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            You have advised Anvil that you will make offers (the "Exempt Resales") of the Series A Senior Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs") and to a limited number of institutional "accredited investors" referred to in Rule 501(a)(1), (2), (3) or
(7) under the Act (each, an "Accredited Investor"). The QIBs and the Accredited Investors are sometimes referred to herein as the "Eligible Purchasers." You will offer the Series A Senior Notes to such QIBs and Accredited Investors initially at a price equal to 100% of the principal amount thereof. Such price may be changed by you at any time without notice.

            Holders (including subsequent transferees) of the Series A Senior Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date (as defined herein), in substantially the form of Exhibit A hereto, for so long as such Senior Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, Holdings, Anvil and Cottontops will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the 10-7/8% Series B Senior Notes due 2007 of Anvil (the "Series B Senior Notes") (and the related guarantee by Holdings and Cottontops of Anvil's obligations under the Series B Senior Notes) to be offered in exchange for the Series A Senior Notes (the "Exchange Offer"), and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Senior Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This Purchase Agreement (this "Agreement"), the Senior Notes, the Note Guarantees, the Senior Indenture, the Registration Rights Agreement, the Certificate of Designation, the Exchange Debenture Indenture, the New Credit Agreement, the Securityholders Agreement (as defined in the Offering Memorandum) and the Recapitalization Agreement, as amended, (as defined in the Offering Memorandum) are hereinafter sometimes referred to collectively as the "Operative Documents."

            2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Anvil agrees to issue and sell to each of you, and each of you, severally but not jointly, agrees to purchase from Anvil, $130,000,000 aggregate principal amount of Series A Senior Notes in the respective principal amount set forth opposite your name on Schedule I hereto. The purchase price for the Series A Senior Notes shall be 97% of their principal amount.

            3. Delivery and Payment. Delivery to the Initial Purchasers of, and payment for, the Senior Notes shall be made at 10:00 a.m., New York City time, on March 14, 1997 (the "Closing Date") at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other time or place as you and Anvil shall designate.

            One or more of the Series A Senior Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least two business days' notice to Anvil prior to the Closing Date, having an aggregate principal amount designated by you (each, a "Global Note"), and one or more of the Series A Senior Notes in definitive form, registered in such names and denominations as you may request (each, a "Certificated Note"), shall be delivered by Anvil to you (or as you direct), against payment by you of the purchase price by wire transfer of immediately available funds to the order of Anvil. The Global Note(s) and the Certificated Note(s) in definitive form shall be made available to you for inspection no later than 9:30 a.m. on the business day immediately preceding the Closing Date.

            4. Agreements of Anvil and Holdings. Anvil and Holdings agree with each of you as follows:

            (a) Before completion of the distribution of the Series A Senior Notes by you, to advise you promptly and, if requested by you, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Senior Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) before the earlier to occur of the Exchange Offer and the effective date of the Shelf Registration Statement, to advise you promptly, and if requested by you, confirm such advice in writing, of (A) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (B) the issuance of any quarterly or annual financial statements by Anvil or Holdings (copies of which shall be delivered to you within one business day after issuance). Anvil shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Senior Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Senior Notes under any state securities or Blue Sky laws, Anvil shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. Anvil and Holdings consent (on behalf of themselves and their subsidiaries) to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by you in connection with Exempt Resales; provided, however, that the Initial Purchasers shall discontinue using such Preliminary Offering Memorandum or Offering Memorandum if advised by Anvil or Holdings that the Preliminary Offering Memorandum or Offering Memorandum are to be amended or supplemented until such document is so amended or supplemented.

            (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof and shall not have objected thereto in writing within five business days after being furnished a copy thereof. Anvil and Holdings shall promptly prepare, upon your request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

            (d) If, after the date hereof and prior to consummation of any Exempt Resales, any event shall occur as a result of which, in the judgment of Anvil and its counsel or in the reasonable opinion of your counsel, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, promptly to prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is so delivered, be misleading, or so the Offering Memorandum will comply with applicable law.

            (e) To cooperate with you and your counsel in connection with the qualification of the Senior Notes under the state securities or Blue Sky laws of such jurisdictions in the United States as you may request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however that neither Anvil nor Holdings shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the Exempt Resales, in any jurisdiction where it is not now so subject. Anvil and Holdings will continue such qualification in effect so long as required by law for distribution of the Series A Senior Notes.

            (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, processing, distribution and delivery of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing), (ii) the preparation (including, without limitation, word processing and duplication costs) printing, processing, distribution and delivery of this Agreement and the other Operative Documents (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by Anvil of the Senior Notes and Holdings and Cottontops of the Note Guarantees, (iv) the qualification of the Senior Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification not to exceed $7,500), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Senior Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of Anvil's and Holdings' counsel and accountants, (viii) the fees and expenses of the Trustee and its counsel under the Senior Indenture, (ix) all expenses and listing fees in connection with the application for designation of the Series A Senior Notes in the National Association of Securities Dealers, Inc. ("NASD") Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market, (x) all fees and expenses (including fees and expenses of counsel) of Anvil in connection with the approval of the Senior Notes by DTC for "book-entry" transfer, (xi) any fees charged by rating agencies for rating the Senior Notes, (xii) all "road show" and other marketing expenses related to the preparation of slides, videotapes and printed marketing materials, and travel, hotel, food and entertainment expenses of affiliates of Anvil and

      Holdings and (xiii) the performance by each of Anvil and Holdings of its other obligations under this Agreement and the other Operative Documents.

            (g) To use the proceeds from the sale of the Series A Senior Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

            (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Senior Notes.

            (i) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Series A Senior Notes that are within their control.

            (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securi ties Act) that would be integrated with the sale of the Series A Senior Notes in a manner that would require the registration under the Securities Act of the sale to you or Eligible Purchasers of the Series A Senior Notes.

            (k) For so long as any of the Senior Notes remain outstanding and during any period in which Anvil, Holdings and the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any QIB or beneficial owner of the Senior Notes in connection with any sale thereof and any prospective purchaser of such Senior Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

            (l) To cause the Exchange Offer to be made in the appropriate form to permit registration of the Series B Senior Notes to be offered in exchange for the Series A Senior Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

            (m) To use their best efforts to effect the inclusion of the Series A Senior Notes in PORTAL.

            (n) During a period of five years following the date of this Agreement, to deliver to each of you promptly upon their becoming available, copies of all current, regular and periodic reports filed by Anvil or Holdings with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions and such other publicly available information concerning Anvil and Holdings as the Initial Purchasers shall reasonably request.

            (o) Not to, and to use its reasonable best efforts to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any preferred stock or debt security issued or guaranteed by Anvil or Holdings

      (other than (i) the Series A Senior Notes, (ii) the Series B Senior Notes issuable in the Exchange Offer, (iii) the Units, the Senior Preferred Stock and the Class B Common comprising the Units in connection with the Units Offering, (iv) New Senior Preferred Stock (as defined in the Offering Memorandum) and (v) the Exchange Debentures issuable pursuant to the terms of the Senior Preferred Stock or the New Preferred Stock), or any security convertible into or exchangeable or exercisable for any such preferred stock or debt security, for a period of 90 days after the Closing Date, without your prior written consent.

            (p) Prior to or concurrently with the Closing, to enter into the Registration Rights Agreement in substantially the form attached hereto as Exhibit A in order to permit registration of the Series B Senior Notes to be offered in exchange for the Series A Senior Notes as contemplated thereby and/or the shelf registration of the Series A Senior Notes.

            (q) To comply with all agreements set forth in the representation letter of Anvil to DTC relating to the approval of the Senior Notes by DTC for "book-entry" transfer.

            (r) During the two year period following the Closing Date, neither Holdings nor Anvil will, nor will they permit any of their affiliates (as defined for the purposes of Rule 144 under the Securities Act) to, resell any of the Senior Notes that may be acquired by any of them.

            5. Representations and Warranties. (a) Each of Anvil and Holdings represents and warrants, jointly and severally, to each of you that:

            (i) The Offering Memorandum does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information furnished to Anvil in writing by you expressly for use therein, which information is specified in the second paragraph of Section 6(c). No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

            (ii) When the Series A Senior Notes and Note Guarantees are issued and delivered pursuant to this Agreement, none of the Series A Senior Notes or the Note Guarantees will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of Anvil or Holdings that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

            (iii) Each of Anvil, Holdings and their respective subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization. Each of Anvil, Holdings and their respective subsidiaries has all requisite corporate power, as applicable, and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties. Each of Anvil, Holdings and their respective subsidiaries is duly qualified and in good standing as a foreign entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where failure to have such qualification would not have a Material Adverse Effect (as defined below).

            (iv) The entities listed on Schedule II hereto are the only subsidiaries, direct or indirect, of Holdings. Holdings owns, directly or indirectly through other subsidiaries, the percentage listed in Schedule II hereto of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (except for those arising under the Credit Agreement or the New Credit Agreement or pursuant to state and federal securities laws); and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries. Neither Holdings nor any of its subsidiaries has any investments in the securities of other persons and there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such securities of such person.

            (v) The shares of issued and outstanding common stock of Anvil and Holdings have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights. All of the outstanding capital stock of Anvil is owned by Holdings. Except as disclosed in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of Anvil or Holdings.

            (vi) Each of Anvil, Holdings and Cottontops has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents to which they are parties and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to Anvil, the corporate power and authority to issue, sell and deliver the Senior Notes as provided herein and therein.

            (vii) Holdings has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees and to consummate the transactions contemplated thereby.

            (viii) This Agreement has been duly and validly authorized, executed and delivered by each of Anvil and Holdings and (assuming the due execution and delivery thereof by you) is the legally valid and binding agreement of each of Anvil and Holdings, enforceable against each of Anvil and Holdings in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof).

            (ix) Each of the Guarantees has been duly and validly authorized and, when duly executed and delivered by Holdings and endorsed upon a duly issued and authenticated Senior Note in accordance with the terms of the Senior Indenture, will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof) and entitled to the benefits of the Senior Indenture. The Guarantees, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

            (x) The Cottontops Guarantees has been duly and validly authorized and, when duly executed and delivered by Cottontops and endorsed upon a duly issued and authenticated Senior Note in accordance with the terms of the Senior Indenture, will be the legally valid and binding obligations of Cottontops, enforceable against Cottontops in accordance with their terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof) and entitled to the benefits of the Senior Indenture. The Cottontops Guarantees, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

            (xi) The Senior Indenture has been duly and validly authorized by each of Anvil, Holdings and Cottontops and, when duly executed and delivered by each of Anvil, Holdings and Cottontops (assuming the due execution and delivery thereof by the Trustee), will be the legally valid and binding obligation of Anvil, Holdings and Cottontops, enforceable against each of Anvil, Holdings and Cottontops in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof). The Senior Indenture, when executed and delivered, will conform to the description thereof in the Offering Memorandum. The Senior Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (xii) The Registration Rights Agreement has been duly and validly authorized by each of Anvil, Holdings and Cottontops and, when duly executed and delivered by each of Anvil, Holdings and Cottontops (assuming the due execution and delivery thereof by you), will be the legally valid and binding obligation of each of Anvil, Holdings and Cottontops, enforceable against each of Anvil, Holdings and Cottontops in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to
      Section 7(g) hereof). The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

            (xiii) The Series A Senior Notes have been duly and validly authorized for issuance and sale to you by Anvil pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Senior Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of Anvil, enforceable against Anvil in accordance with their terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof) and entitled to the benefits of the Senior Indenture. The Series A Senior Notes when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

            (xiv) The Series B Notes have been duly and validly authorized for issuance by Anvil, and when issued and authenticated in accordance with the terms of the Senior Indenture and the Registration Rights Agreement, will be the legally valid and binding obligations of Anvil, enforceable against Anvil in accordance with their terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof) and entitled to the benefits of the Senior Indenture. The Series B Notes, when issued authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

            (xv) None of Anvil or Holdings or any of their subsidiaries is (A) in violation of its respective charter or bylaws or other organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) is in violation of any law, statute, rule, regulation, judgment or court decree applicable to Anvil or Holdings, any of their subsidiaries or their assets or properties that in the case of clauses (A), (B) and (C) above, (x) would reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or business prospects of Anvil or Holdings and their subsidiaries, taken as a whole, (y) would materially interfere with or adversely affect the issuance of the Senior Notes and the Note Guarantees or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the Guarantees (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect"). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

            (xvi) The execution, delivery and performance by each of Anvil, Holdings and Cottontops of this Agreement and/or the other Operative Documents to which it is a party, the issuance and sale of the Senior Notes, the execution, delivery and performance of the Note Guarantees, the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of Anvil or Holdings or any of their subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of Anvil or Holdings or any of their subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which Anvil or Holdings or any of their subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to Anvil or Holdings, any of their subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Anvil or Holdings, any of their subsidiaries or their assets or properties, except insofar as any of (ii), (iii) or (iv) above would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents, the issuance and sale of the Senior Notes, the execution, delivery and performance of the Note Guarantees, the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD, except insofar as the failure to obtain such consent, appraisal, authorization or order of, or filing, registration, qualification, license or permit would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (xvii) No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents, the issuance and sale of the Senior Notes, the execution, delivery and performance of the Note Guarantees and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained), except where the failure to have obtained any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

            (xviii) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of Anvil, Holdings and their subsidiaries, threatened or contemplated to which Anvil, Holdings or any of their subsidiaries or any benefit plan maintained thereby is or may be a party or to which the business or property of Anvil, Holdings or any of their subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Anvil, Holdings or any of their subsidiaries is or may be subject or to which the business, assets or property of Anvil, Holdings or their subsidiaries are or may be subject issued that would, in the case of clauses (i), (ii) and (iii) above, reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

            (xix) There is (i) no significant unfair labor practice complaint pending against Holdings, Anvil or any of their subsidiaries nor, to the best knowledge of Holdings, Anvil and their subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, Anvil or any of their subsidiaries or, to the best knowledge of Holdings, Anvil and their subsidiaries, threatened against any of them,
      (ii) no significant strike, labor dispute, slowdown or stoppage pending against Holdings, Anvil or any of their subsidiaries nor, to the best knowledge of Holdings, Anvil and their subsidiaries, threatened against Holdings, Anvil or any of their subsidiaries and (iii) to the best knowledge of Holdings, Anvil and their subsidiaries, no union representation question exists with respect to the employees of Holdings, Anvil and their subsidiaries and, to the best knowledge of Holdings, Anvil and their subsidiaries, no union organizing activities are taking place, except insofar as any of the foregoing would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. None of Holdings, Anvil or any of their subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Securities Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, or analogous foreign laws and regulations, which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            (xx) Each of Holdings, Anvil and their subsidiaries is in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below) (collectively, "Environmental Laws"), except for such instances of noncompliance that, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended, (iii) any petroleum or petroleum product (iv) any polychlorinated biphenyl and
      (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. There is no alleged liability, or, to the best knowledge of Holdings, Anvil and their subsidiaries, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of Holdings, Anvil or any of their subsidiaries arising out of, based on, or resulting from (A) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by Holdings, Anvil or any of their subsidiaries or at any location currently or previously used or leased by Holdings, Anvil or any of their or (B) any violation or alleged violation of any Environmental Law, except in each case with respect to clauses (A) and (B), alleged or potential liabilities that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (xxi) Each of Holdings, Anvil and their subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or for liens for taxes not yet due and payable or as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee, except where the failure to have such possession would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state, local and foreign authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and Holdings, Anvil and their subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except insofar as the failure to have any of the foregoing would not reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect. All leases to which Holdings, Anvil or any of their subsidiaries is a party are valid and binding and to the knowledge of Holdings and Anvil no material defaults by the landlord are existing under any such lease.

            (xxii) Each of Holdings, Anvil and their subsidiaries owns or possesses or has the right to use all patents, patent rights, licenses, inventions, copyrights, know- how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by them as described in the Offering Memorandum, except insofar as failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect, and none of Holdings, Anvil or any of their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which would have a Material Adverse Effect.

      The use of the Intellectual Property in connection with the business and operations of Anvil and its subsidiaries does not infringe on the rights of any person, except infringements which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            (xxiii) All tax returns required to be filed by Holdings, Anvil or any of their subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. None of Holdings, Anvil or any of their subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries or the assets or property of Anvil or any of its subsidiaries.

            (xxiv) None of Holdings, Anvil or any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations, or
      (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act"), or analogous foreign laws and regulations.

            (xxv) There are no holders of securities of Holdings, Anvil or any of their subsidiaries who, by reason of the execution by Anvil and Holdings of this Agreement or any other Operative Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that Anvil or Holdings register under the Securities Act or analogous foreign laws and regulations securities held by them.

            (xxvi) Each certificate signed by any officer of Anvil or Holdings and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Anvil and Holdings to each Initial Purchaser as to the matters covered thereby.

            (xxvii) Holdings and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

            (xxviii) Holdings and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are believed by them to be adequate in accordance with customary industry practice to protect Anvil and its subsidiaries and their businesses. None of Holdings, Anvil nor any of their subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and, to the best of the knowledge of Holdings and Anvil, duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

            (xxix) Neither Anvil nor Holdings has (i) taken (or will take), directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of Anvil or Holdings to facilitate the sale or resale of the Senior Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Senior Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Anvil or Holdings.

            (xxx) No registration under the Securities Act of the Series A Senior Notes is required for the sale of the Series A Senior Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series A Senior Notes in the Exempt Resales are either QIBs or Accredited Investors and (ii) the accuracy of the Initial Purchasers' representations in Section 5(b) hereof. No form of general solicitation or general advertising was used by Holdings, Anvil or any of their representatives in connection with the offer and sale of any of the Series A Senior Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class or series as the Series A Senior Notes have been issued and sold by Anvil or Holdings within the six-month period immediately prior to the date hereof. Neither Anvil nor Holdings have entered into any contractual arrangement with respect to the distribution of the Series A Senior Notes except for this Agreement.

            (xxxi) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Senior Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by Anvil and Holdings in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

            (xxxii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

            (xxxiii) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, none of Holdings, Anvil and their subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to Holdings and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, nor has there been, singly or in the aggregate, any material adverse change, or any development which would reasonably be expected to involve a material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of Holdings and its subsidiaries, taken as a whole (a "Material Adverse Change") and there have not been dividends or distributions (other than to Anvil) of any kind declared, paid or made by Holdings or any of its subsidiaries on any class of its capital stock.

            (xxxiv) None of Anvil or Holdings or, to the best of their knowledge, any agent thereof acting on behalf of Anvil or Holdings has taken, and none of them will take, any action that would reasonably expect to cause this Agreement or the issuance or sale of the Senior Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part
      220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
      224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

            (xxxv) The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants under Rule 101 of AICPA's Code of Professional Conduct and its interpretations and rulings. The consolidated historical statements fairly present the consolidated financial condition and results of operations of Holdings and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The pro forma financial statements including in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement and the other Operative Documents and the Guarantees. Other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of Holdings and its subsidiaries.

            (xxxvi) Neither Holdings nor Anvil intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Upon the completion of the Recapitalization as described in "The Recapitalization" in the Offering Memorandum, Holdings and Anvil believe that the present fair saleable value of the assets of each of Holdings and Anvil will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such person as they become absolute and matured. The assets of each of Holdings and Anvil, upon the completion of the Recapitalization, will not constitute unreasonably small capital to carry out their respective businesses as now conducted, including the capital needs of each of Holdings and Anvil, taking into account their respective projected capital requirements and capital availability. Each of Holdings and Anvil currently believe it is, and immediately after the Closing Time (after giving effect to the Recapitalization) will be, Solvent. As used herein, the term "Solvent" means, with respect to a person on a particular date, that on such date (A) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (B) the present fair saleable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (C) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such person does not have an unreasonably small capital.

            (xxxvii) There are no contracts, agreements or understandings between Anvil or Holdings or any of their subsidiaries and any person that would give rise to a valid claim against Anvil or Holdings, its subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Senior Notes.

            (xxxviii) Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Senior Indenture is not required to be qualified under the Trust Indenture Securities Act.

            (xxxix) Holdings and Anvil have delivered to the Initial Purchasers true and correct copies of the Credit Agreement and the New Credit Agreement, as the case may be, and all amendments, alterations, modifications, or waivers thereto or in the exhibits or schedules thereto through the date hereof.

            Holdings and Anvil acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 7 hereof, counsel to Holdings and Anvil and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

            (b) Each Initial Purchaser represents and warrants to Anvil, Holdings and to the other Initial Purchasers and, agrees that:

            (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Senior Notes and acknowledges that neither the Series A Senior

      Notes nor Notes Guarantees have been registered under the Securities Act and that such securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except in pursuant to an exemption from the registration requirements of the Securities Act.

            (ii) Such Initial Purchaser (A) is not acquiring the Series A Senior Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Senior Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and to Accredited Investors that execute and deliver a letter containing representations and agreements in the form attached as Annex A to the Offering Memorandum in a private placement exempt from the registration requirements of the Securities Act.

            (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Senior Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Senior Notes only from, and will offer to sell the Series A Senior Notes only to, QIBs and Accredited Investors. Such Initial Purchaser further agrees (A) that it will offer to sell the Series A Senior Notes only to, and will solicit offers to buy the Series A Senior Notes only from (l) QIBs who in purchasing such Series A Senior Notes will be deemed to have represented and agreed that they are purchasing the Series A Senior Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Accredited Investors who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (B) that, in the case of such QIBs and Accredited Investors, acknowledges and agrees that such Series A Senior Notes will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (IV) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Anvil so requests), (y) to Anvil, or (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

            (v) Such Initial Purchaser will have provided each Eligible Purchaser with a copy of the Offering Memorandum prior to or concurrent with settlement of each initial resale pursuant to Rule 144A, either with the confirmation of such initial resale or otherwise.

            (vi) Such Initial Purchaser (A) has not solicited, and will not solicit, offers to purchase any of the Series A Senior Notes from, (B) it has not sold, and will not sell, any of the Series A Senior Notes to, and
      (C) it has not distributed and will not distribute, the Offering Memorandum to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respect with all applicable laws.

            (vii) Such Initial Purchaser also understands that Anvil and Holdings and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to Anvil and Holdings and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            6. Indemnification.

            (a) Anvil and Holdings, jointly and severally, agree to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Initial Purchasers (any of such persons hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person (each such entity or person an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, assessments, judgments, actions and other liabilities (collectively, "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including without limitation, the reasonable fees and expenses of counsel to any Indemnified Person) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Securities Actions"), directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities or Expenses are caused by an untrue statement or omission or alleged untrue statement or omission (i) that is made in reliance upon and in conformity with information furnished in writing to Anvil and Holdings by such Initial Purchaser expressly for use therein, which information is specified in the second paragraph of Section 6(c) or (ii) that is made in any Preliminary Offering Memorandum if a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of such Initial Purchaser to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Series A Senior Notes and the Offering Memorandum (as then amended or supplemented) would have corrected each untrue statement or omission. Anvil and Holdings will also reimburse each Indemnified Person for all Expenses as incurred in connection with enforcing such Indemnified Person's rights under this Agreement; provided, that if either Anvil or Holdings reimburse an Initial Purchaser hereunder for any Expenses, such Initial Purchaser hereby agrees to refund such reimbursement of Expenses to the extent that the Initial Purchasers are not entitled to be indemnified hereunder. Anvil and Holdings shall notify each Initial Purchaser promptly of the institution, threat or assertion of any Securities Action in connection with the matters addressed by this Agreement which involves Anvil, Holdings or an Indemnified Person.

            (b) Upon receipt by an Indemnified Person of notice of an Securities Action against such Indemnified Person with respect to which indemnity may be sought under Section 6(a), such Indemnified Person shall promptly notify Anvil and Holdings in writing, provided that the failure to so notify Anvil and Holdings shall not relieve Anvil or Holdings from any liability which Anvil or Holdings may have on account of this indemnity or otherwise, except to the extent Anvil and Holdings shall have been materially prejudiced by such failure. Anvil and Holdings shall, if requested by such Indemnified Person, assume the defense of any such Securities Action including the employment of counsel reasonably satisfactory to such Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) Anvil and Holdings have failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party, (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the named parties to any such Securities Action (including any impleaded parties) include such Indemnified Person and Anvil or Holdings, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to Anvil or Holdings, provided that Anvil and Holdings shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Securities Action in the same jurisdiction, in addition to any local counsel. Neither Anvil nor Holdings shall be liable for any settlement of any Securities Action effected without written consent of Anvil and Holdings (which shall not be unreasonably withheld) and Anvil and Holdings agree to indemnify and hold harmless any Indemnified Person from and against any Liability or Expense by reason of any settlement of any Securities Action effected with the written consent of Anvil. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested Anvil or Holdings to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, each of Anvil and Holdings agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by Anvil and Holdings of the aforesaid request and
(ii) Anvil and Holdings shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. In addition, Anvil and Holdings will not, without the prior written consent of each Indemnified Person, settle any pending or threatened Securities Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement includes an unconditional release of each Indemnified Person from all Liabilities on claims that are the subject matter of such proceedings.

            (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless each of Anvil and Holdings, and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Anvil and Holdings, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from Anvil and Holdings to each of the Indemnified Persons, but only with respect to Liabilities and Expenses incurred in investigating, preparing, pursuing or defending Securities Actions directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum that was made in reliance upon and in conformity with information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser to Anvil and Holdings expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, which information is specified in the second paragraph of this Section 6(c). In case any Securities Action shall be brought against Anvil, Holdings or their directors or officers or any such controlling person in respect of which indemnity may be sought against a Initial Purchaser, such Initial Purchaser shall have the rights and duties given Anvil and Holdings, and Anvil, Holdings or their directors or officers or such controlling person shall have the rights and duties given to each Initial Purchaser by the preceding paragraph. In no event shall the liability of any Initial Purchaser hereunder be greater, in the aggregate, than the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Series A Senior Notes exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of a claim or action based on such information.

            The statements in the Preliminary Offering Memorandum and the Offering Memorandum set forth in the last paragraph on the cover page, the first and second full paragraphs on page (iii), the first paragraph, the third paragraph (other than the final sentence thereof) and the second and third sentences of the fifth paragraph under "Plan of Distribution" constitute the only information heretofore furnished to Anvil and Holdings in writing by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto.

            (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a), (b) and (c) hereof (other than by reason of exceptions provided in those Sections) in respect of any Liabilities or Expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities and Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Series A Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by Anvil and Holdings on the one hand and the Initial Purchasers on the other hand, shall be in the same proportion as the total proceeds from the sale of the Series A Senior Notes (net of discounts and commissions but before deducting expenses) received by Anvil and Holdings on the one hand and the total discounts and commissions received by the Initial Purchasers on the other hand, bear to the total price of the Series A Senior Notes, in each case, as set forth in the table on the covering page of the Offering Memorandum. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            Anvil, Holdings and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Liabilities or Expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any Securities Action. Notwithstanding the provisions of this Section 6, none of the Initial Purchasers (nor their related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Series A Senior Notes, exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Series A Senior Notes purchased by each of the Initial Purchasers hereunder and not joint.

            7. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

            (a) All of the representations and warranties of Anvil and Holdings contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Anvil and Holdings shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

            (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later date and time as to which you may agree.

            (c) No stop order suspending the qualification or exemption from qualification of any of the Series A Senior Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Series A Senior Notes; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of Anvil, threatened against, Anvil, Holdings or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would have a Material Adverse Effect; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

            (e) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock, or material increase in the short-term debt or the long-term debt, of Holdings, Anvil or any of their subsidiaries from that set forth in the Offering Memorandum and (ii) no dividend or distribution of any kind shall have been declared, paid or made by Holdings, Anvil or any of their subsidiaries on any class of its capital stock. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

            (f) You shall have received certificates, dated the Closing Date, signed by (i) the Chief Executive Officer and (ii) any Vice President or a principal financial or accounting officer of Anvil, as of the Closing Date, confirming the matters set forth in paragraphs (a), (c) (d) and (e) of this Section 7.

            (g) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Kirkland & Ellis, counsel for Anvil and Holdings, to the effect set forth in Exhibit B hereto.

            (h) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Jacob Hollander, Executive Vice President, Chief Administrative Officer, Secretary and General Counsel of Anvil, to the effect set forth in Exhibit C hereto.

            (i) Counsel for Anvil and Holdings shall have delivered to you copies of all opinions issued by them in connection with the New Credit Agreement and the transactions contemplated thereby.

            (j) You shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

            (k) You shall have received a solvency opinion, dated the Closing Date, of Murray Devine, addressed to the Initial Purchasers and otherwise in form and substance reasonably satisfactory to you.

            (l) At the time this Agreement is executed and delivered by Anvil and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from Deloitte & Touche LLP and KPMG Peat Marwick LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

            (m) Subsequent to the execution and delivery of this Agreement, there shall not have been any downgrading, nor shall have any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to any securities of Holdings or Anvil by any "nationally recognized statistical rating organization," as such term is defined for the purposes of Rule 436(g)(2) under the Securities Act.

            (n) Simpson Thacher & Bartlett shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

            (o) Prior to the Closing Date, Holdings and Anvil shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (p) Anvil, Holdings, Cottontops and the Trustee shall have entered into the Senior Indenture and you shall have received counterparts, conformed as executed, thereof.

            (q) Anvil, Holdings, Cottontops and the Initial Purchasers shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

            (r) At or prior to the Closing Date, the Recapitalization shall have been consummated on terms that conform in all material respects to the Recapitalization Agreement, as amended, (in the form delivered to the Initial Purchasers prior to the date hereof) and the description thereof in the Offering Memorandum and you shall have received true and correct copies of all documents pertaining thereto and evidence satisfactory to you of the consummation thereof.

            (s) At or prior to the Closing Date, the closing under the New Credit Agreement shall have been consummated on terms that conform in all material respects to the New Credit Agreement (in the form delivered to the Initial Purchasers prior to the date hereof) and the description thereof in the Offering Memorandum and you shall have received evidence satisfactory to you of the consummation thereof.

            (t) At or prior to the Closing Date, the Units Offering shall have been consummated on terms that conform in all material respects to the description thereof contained in the Offering Memorandum and you shall have received evidence satisfactory to you of the consummation thereof.

            (u) Prior to the Closing Date, Holdings, Anvil and their subsidiaries shall have furnished to you such further information, certificates and documents as you may reasonable request, including any such information, certificates and documents required in connection with the legal opinions to be furnished by your counsel as set forth above.

            All opinions, certificates, letters and other documents required by this Section 7 to be delivered by Holdings and Anvil will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. Holdings and Anvil will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

            8. Conditions to the Obligations of Anvil and Holdings. All of the representations and warranties of the Initial Purchasers contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

            9. Defaults. If, on the Closing Date, any of the Initial Purchasers shall fail or refuse to purchase the Series A Senior Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Series A Senior Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Series A Senior Notes that all of the Initial Purchasers are obligated to purchase on such Closing Date, the non-defaulting Initial Purchasers shall be obligated to purchase the amount of such Series A Senior Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase. If, on the Closing Date, any of the Initial Purchasers shall fail or refuse to purchase the Series A Senior Notes in an aggregate principal amount that exceeds 10% of such total principal amount and arrangements satisfactory to the other Initial Purchasers and Anvil for the purchase of such Series A Senior Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or Anvil, except as otherwise provided in Section 10. In any such case that does not result in termination of this Agreement, the Initial Purchasers or Anvil may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default by any such Initial Purchaser under this Agreement.

            10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

            This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to Anvil if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your judgment, materially impairs the investment quality of any of the Senior Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market any of the Series A Senior Notes or to enforce contracts for the sale of any of the Series A Senior Notes, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the Nasdaq National Market System or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Series A Senior Notes or to enforce contracts for the sale of any of the Series A Senior Notes or (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect.

            The indemnities and contribution provisions and the other agreements, representations and warranties of Anvil, Holdings, their respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Senior Notes regardless, of (i) any investigation, or statement as to the results thereof, made by or on behalf of either of the Initial Purchaser or by or on behalf of Anvil and Holdings, the officers or directors of Anvil and Holdings or the controlling person of Anvil and Holdings, (ii) acceptance of the Series A Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

            If this Agreement shall be terminated by the Initial Purchasers pursuant to clause (i) of the second paragraph of this Section 10 or because of the failure or refusal on the part of Anvil or Holdings to comply with the terms or to fulfill any of the conditions of this Agreement, Anvil agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, Anvil shall be liable for all expenses which it has agreed to pay pursuant to
Section 4(f) hereof.

If the transactions contemplated hereby are consummated, each of the parties shall pay its own expenses in connection with the offering and sale of the Series A Senior Notes, including the costs and expenses of its counsel, except as otherwise provided in Section 4(f) hereof.

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon Anvil, Holdings, the Initial Purchasers, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Series A Senior Notes from any of the Initial Purchasers merely because of such purchase.

            11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

            (i) if to Anvil or Holdings:

                Anvil Knitwear, Inc.
                228 East 45th Street
                New York, New York  10017
                      Attention:   Jacob Hollander
                      Telecopier:  212-885-9411

                with copies to:

                399 Venture Partners, Inc.
                399 Park Avenue, 14th Floor
                New York, New York 10043
                      Attention:   David F. Thomas
                      Telecopier:  212-888-2940

                and

                Bruckmann, Rosser, Sherrill & Co., Inc.
                126 East 56th Street, 29th Floor
                New York, New York 10022
                      Attention:   Stephen F. Edwards
                      Telecopier:  212-521-3799

                and copy to:

                Kirkland & Ellis
                Citicorp Center
                153 East 53rd Street
                New York, New York 10022

                      Attention:   Lance C. Balk
                      Telecopier:  212-446-4900

            (ii) if to the Initial Purchasers:

                c/o Donaldson, Lufkin & Jenrette
                Securities Corporation
                277 Park Avenue
                New York, New York 10172
                      Attention:   Tom McGonagle
                      Telecopier:  212-892-7509

                with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York  10017
                      Attention:   John D. Lobrano
                      Telecopier:  212-455-2502

            (iv) or in any case to such other address as the person to be notified may have requested in writing.

            This Agreement shall be governed and construed in accordance with the internal laws of the State of New York as applied to contracts made and performed entirely within the State of New York, without regard to the conflicts of laws and principles thereof. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly sets forth the Agreement among Anvil, Holdings and the Initial Purchasers.

                                        Very truly yours,

                                        ANVIL KNITWEAR, INC.


                                        By:-------------------------------------
                                           Name:
                                           Title:


                                        ANVIL HOLDINGS, INC.


                                        By:-------------------------------------
                                           Name:
                                           Title:

Accepted and agreed to as of
the date first above written:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: --------------------------
    Name:
    Title:

WASSERSTEIN PERELLA
  SECURITIES, INC.


By: --------------------------
    Name:
    Title:

NATIONSBANC CAPITAL
  MARKETS, INC.


By: --------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                                Principal Amount
                                                                ----------------

Donaldson, Lufkin & Jenrette
  Securities Corporation.....................................   $ 78,000,000
Wasserstein Perella Securities, Inc..........................     32,500,000
NationsBanc Capital Markets, Inc.  ..........................     19,500,000
                                                                ============


         Total...............................................   $130,000,000
                                                                ------------

                                   SCHEDULE II

                        DIRECT AND INDIRECT SUBSIDIARIES
                             OF ANVIL HOLDINGS, INC.

1. Anvil Knitwear, Inc., a Delaware corporation ("Anvil"). Anvil is authorized to issue 1,000 shares of common stock, par value $.01 per share of which all 1,000 shares are issued and outstanding. Holdings is the record and beneficial owner of all 1,000 shares of the common stock of Anvil.

2. Anvil (Czech), Inc., a Delaware corporation ("Czech"). Czech is authorized to issue 1,000 shares of common stock, par value $.01 per share of which all 1,000 shares are issued and outstanding. Anvil is the record and beneficial owner of all 1,000 shares of the common stock of Czech.

3. Anvil SRO, a Czech Republic membership association ("SRO"). SRO is a wholly owned subsidiary of Czech.

4 A.K.H., S.A., a Honduran limited liability company ("Honduras"). Honduras is authorized to issue 250 membership interests of which 250 are issued and outstanding. Anvil is the record and beneficial owner of 246 membership interests. The remaining 4 membership interests are held 1 each by Mario Mejia Cobos, Jesse Ivy Beall Caballero, Jose Angel Mejia, and Julio Herra Montes.

5. Cottontops, Inc., a Delaware corporation ("Cottontops DE"). Cottontops DE is authorized to issue 100 shares of common stock, par value $.01 of which all 100 shares are issued and outstanding. Anvil is the record and beneficial owner of all 100 shares of the common stock of Cottontops DE.

                                    EXHIBIT A

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT B

                      [FORM OF OPINION OF KIRKLAND & ELLIS]

                                    EXHIBIT C

                    [FORM OF OPINION OF THE GENERAL COUNSEL]